SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                                          FORM S-8
                                     REGISTRATION STATEMENT
                                                        UNDER
                                    THE SECURITIES ACT OF 1933
                            THERMO-MIZER ENVIRONMENTAL CORP.
                          (Exact name of registrant as specified in its charter)

                                                         Delaware
                 (State or other jurisdiction of incorporation or organization)

                                                      22-2312917
                          (Employer Identification No.)

                     528 Oritan Avenue, Ridgefield, NJ 07657
                    (Address of principal executive offices)

                          Shares Issued to a Consultant
                           Options Issued to Directors and Officers
                            (Full title of the plan)

                                                Steven Schuster, Esq.
                                                McLaughlin & Stern, LLP
                                                260 Madison Avenue
                                                New York, NY 10016
                                                 (212) 448-1100
                 (Telephone number, including area code, of agent for service)

                             CALCULATION OF REGISTRATION FEE


Title of          Amount        Proposed maximum    Proposed maximum    Amount
securities        to be         offering price      aggregate           of
to be registered  registered    per share (1)       offering price (1)  registration fee


Common Stock,    225,000 shares      $.50                       $112,500                  $34.12
par value
$.001 per share

Common Stock,    185,000 shares      $.10                       $ 18,500                  $ 5.61
par value
$.001 per share







Total                                                                           $       39.73



1) Pursuant to Rule 457 (h) , the offering price of such shares is estimated solely for the purpose of determining the registration fee.

         This Registration Statement, including all exhibits and attachments, contains 20 pages. The exhibit index may be found on page 6 of the consecutively numbered pages of the Registration Statement.

                                     PART I

                           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

         The documents containing the information specified in this Item will be sent or given to individuals who have been granted or will be granted awards under the Plan by Thermo-Mizer Environmental Corp., a Delaware corporation (the"Registrant"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the"Commission").

         The Registrant has authorized the issuance of 225,000 shares of common stock to Continental Capital & Equity Corporation in consideration for certain consulting services pursuant to a consulting agreement dated April 29, 1997. The services to be rendered pursuant to the agreement in consideration for the shares of Common Stock include a review and analysis of the Registrant's goals, including proposed acquisitions, a mailing of 100,000 piece direct mail package, securing additional exposure for the Registrant in the financial press and Internet and general investor relations. Pursuant to the consulting agreement, the Registrant also agreed to pay the consultant $25,000 in cash and $125,000 payable in cash or free trading shares of the Registrant's Common Stock, valued at 80% of the closing bid price on June 15, 1997. Such additional shares of Common Stock, which may be issued by the Registrant, are not being registered pursuant to this registration statement.

         On April 24, 1997, the Board of Directors authorized the issuance of nonqualified stock options for the purchase of a maximum of 185,000 options for directors and officers of the Registrant in consideration for their efforts, including continuing due diligence and negotiations, with respect to the Company's proposed acquisition of Laminaire Corporation and continued review of other possible acquisitions. The options are exercisable for a price of $.10 per share for a period of five years commencing upon the filing of this Registration Statement.


Item 2.  Registrant Information and Employee Plan Annual Information

         The documents containing the information specified in this Item will be sent to the individual who has been granted the award by the Registrant and are not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Commission.

                                     PART II
                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

Item 3.  Incorporation of  Certain Documents by Reference

         1. The description of the shares of common stock, par value $.001 per share ("the Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 13, 1995 (File number O-26982) pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference the description of the shares of Common Stock contained in the Registration Statement on Form SB-2 (File Number 33-87284-NY) declared effective by the Commission on August 14, 1995.

         2. The Registrant's Registration Statement on Form SB-2
(File Number 33-87284-NY).

         3. The Registrant's Annual Report on Form 10-KSB for the fiscal year June 30, 1996 filed on September 30 1996.

         4. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995 filed on October 10, 1995.

         5. The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1996 filed on February 14, 1997.

         6. All documents filed by the Registrant with the Commission pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicate that all securities offered have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated be reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of  Securities

         The description of the shares of common stock, par value $.001 per share ("the Common Stock"), contained in the Registrant's Registration Statement on

Form 8-A filed with the Commission on October 31, 1995 (File number O-26982) pursuant to Section 12(g) of the Exchange Act, which incorporates by reference the description of the shares of Common Stock contained in the Registration Statement on Form SB-2 (File Number 33-87284-NY). Such shares are traded on the NASDAQ SmallCap Market under the symbol "THMZ" and the Boston Stock Exchange under the symbol "THZ."

Item 5.  Interests of Named Experts and Counsel

         The legality of the Common Stock and Class B Warrants being offered hereby will be passed upon for the Company by McLaughlin & Stern, LLP, New York, New York..

Item 6.  Indemnification of Directors and Officers

         Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity of another corporation or business organization. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding is such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such individual against the expenses that were reasonably incurred.

         Reference is also made to Section 102 (b) (7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director's fiduciary duty, except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption From Registration Claimed

             Not applicable.

Item 8.  Exhibits

3(I)         * Certificate of Incorporation

3(ii)        *By-Laws

5            Opinion of McLaughlin & Stern, LLP regarding the legality of the securities being registered.

10 (j) Agreement with Continental Capital & Equity Corporation dated April 29th, 1997.

24.2 Consent of McLaughlin & Stern, LLP (included in, and incorporated by Exhibit 5 hereto).

*Included in, and incorporated by reference to, the Registrant's Registration Statement on Form SB-2 (File Number 33 87284-NY).

Item 9.  Undertakings.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (4)  That,  for  purposes  of  determining   any  liability  under  the
Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Ridgefield, State of New Jersey, on this 7th day of May, 1997.

                        THERMO-MIZER ENVIRONMENTAL CORP.

                                                  By:    /s/Jon J. Darcy
                                                         Jon J. Darcy
                                                        President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                                      Title                                                Date

/s/Jon J. Darcy                      President, Chief Executive                   May 7,  1997
-----------------------------
Jon J.  Darcy                        Officer, Chief Financial Officer,
                                            Director


/s/Edward A. Sundberg        Chairman of the Board                         May 7, 1997
---------------------
Edward A.  Sundberg                of  Directors

/s/ Carl R.  Bruno                  Director                                              May 7, 1997
-------------------------
Carl R. Bruno

/s/ K.  Ivan F.  Gothner         Director                                              May 7, 1997
------------------------
K. Ivan F. Gothner


/s/Edward A. Heil                 Director                                              May 7, 1997
Edward A. Heil





STEVEN\THERMOMI\S-8\S8cont.57

EXHIBIT 5
                             MCLAUGHLIN & STERN, LLP
                         260 MADISON AVENUE, 18TH FLOOR
                            NEW YORK, NEW YORK 10016
                                              (212) 448-1100
                               FAX: (212) 448-0066

May 7, 1997

United States Securities
& Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
                      RE: Thermo-Mizer Environmental Corp.
Gentlemen:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission by Thermo-Mizer Environmental Corp (the "Company").

         We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the ByLaws of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed.

         Based on the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

                  2. The  405,000  shares of Common  Stock,  which are due to br sold pursuant to the Registration Statement have been duly and validly authorized and, when issued, will be validly issued, fully paid and non-assessable.

         In addition, we hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of such Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                       Very truly yours,

                                                      McLaughlin & Stern, LLP

EXHIBIT 10(j)

                            CLIENT SERVICE AGREEMENT


THIS AGREEMENT is made and entered into this 29th day of April 1997 between CONTINENTAL CAPITAL & EQUITY CORPORATION, located at 2301 Maitland Center Parkway, Suite 100, Maitland, FL 32751, hereinafter sometimes referred to a
(CCEC) and THERMO-MIZER ENVIRONMENTAL CORP., located at 528 Oritan Avenue, Ridgefield, NJ 07657, hereinafter sometimes referred to as (the "Company").

WITNESSETH:

WHEREAS, CCEC is a public relations and direct marketing advertising and consulting firm, and

WHEREAS, the Company is publicly held with its common stock trading on one or more stock exchanges and/or over the counter or on NASDAQ, and

WHEREAS, the Company desires to publicize itself with the intention of making its name and business better known to its shareholders, investors, and brokerage houses, and

WHEREAS, the Company is negotiating one or more proposed acquisitions, and

WHEREAS, CCEC is willing to accept the Company as a client.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. ENGAGEMENT: The Company hereby engages CCEC to publicize the Company to brokers, prospective investors and shareholders described in Section 2 of this agreement, and subject to the further provisions of this Agreement. CCEC hereby accepts the Company as a client and agrees to publicize it as described in
Section 2 of this agreement, but subject to the further provisions of this Agreement.

2.       SERVICE PROGRAM:  Consists of the following components:
                  (A) CCEC will review and analyze all aspects of the Company's goals, including its proposed acquisitions, and make recommendations on feasibility and achievement of desired goals.
                  (B) CCEC will review all of the general information and recent filings from the Company and produce and mail a 100,000 piece direct mail package, mailed in increments of 50,000*, to include an 11" x 17" self mailer and a sufficient number of corporate profiles so as to allow for one profile for each respondent to the original mailing. Profiles will be prepared in brokerage style format, both items to be approved by the Company prior to circulation.
                           * First 50,000 piece mailing will be executed upon
receipt of cash and shares as designated in Section 4A (Compensation and Expenses). Second 50,000 piece mailing to be executed upon receipt of balance of shares as outlined in Section 4B (Compensation and Expenses).
                  (C) CCEC will provide through their network, firms and brokers interested in participating and schedule and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. CCEC will also interview and make determinations on any firms or brokers referred by the Company with regard to their participation.
                  (D) CCEC will be available to the Company to respond to all inquiries received from firms and brokers inquiring about the Company.
                  (E) CCEC will use its best efforts to obtain the Company exposure on national financial radio programming, in independent financial newsletters, and through on-line fax and Internet broadcast services.
                  (F) CCEC will promote the Company on the Worldwide Internet via CCEC's home web site (www.insidewallstreet.com). Further CCEC shall create banner ads for placement on complementary financial web sites with hyperlinks back to the Company's feature page on CCEC's home web site. The banner ads shall run until such time as 500,000 impressions ("clicks" on the banner ads) has been achieved.
                  (G) CCEC shall write, produce and assist the Company in releasing all press announcements. The Company shall be solely responsible for paying all fees associated with the actual release(s) through Business Wire, P.R., Newswire, or any other comparable news dissemination source.

3. TIME OF PERFORMANCE: Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue until completion, which generally is expected to occur within six months.

4. COMPENSATION AND EXPENSES: In consideration of the services to be performed by CCEC, the Company agrees to pay compensation to CCEC as follows:
                  (A) $25,000, payable in cash, plus 225,000 free trading shares of the Company's Common Stock. Cash and shares are due upon execution of this Agreement.
                  (B) $125,000, payable in cash or free trading shares of the Company's Common Stock valued at 80% of the closing bid price on June 15, 1997. Cash and/or shares are due on or before June 15, 1997.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY:  The
Company represents and warrants to CCEC, each such representation and warranty being deemed to be material that:
                  (A) The Company will cooperate fully and timely with CCEC to enable CCEC to perform its obligations under this Agreement.
                  (B) The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of the Company.
                  (C) The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.
                  (D) The Company will promptly deliver to CCEC a complete due diligence package to include latest 10K, latest 10Q, last 6 months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.
                  (E) The Company will promptly deliver to CCEC a list of names and addresses of all shareholders of the Company which it is aware.
                  (F) The Company will promptly deliver to CCEC a list of brokers and market makers of the Company's securities which have been following the Company.
                  (G) Because CCEC will rely on such information to be supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all respects to the best of the Company's knowledge and belief.
                  (H) The Company will act diligently and promptly in reviewing materials submitted to it by CCEC to enhance timely distribution of the materials and will inform CCEC of any inaccuracies contained therein prior to the projected publication date.

6. DISCLAIMER BY CCEC: CCEC WILL BE THE PREPARER OF CERTAIN PROMOTIONAL MATERIALS. CCEC MAKES NO REPRESENTATION THAT (A)
ITS SERVICE WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY (B)
THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE
COMPANY, OR (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR
WITH THE COMPANY.

7. EARLY TERMINATION: If the Company fails to cooperate with CCEC, or fails to make timely payment of the compensation set forth in section 4 of this Agreement CCEC shall have the right to terminate any further performance under this Agreement. In such event all compensation shall become immediately due and payable and/or deliverable, and CCEC shall be entitled to receive and retain the same as liquidated damages, and not as a penalty, in lieu of all other remedies, the parties acknowledging and agreeing that it would be too difficult currently to determine the exact extent of CCEC's damage, but that the receipt and retention of such compensation is reasonable present estimate of such damage.

8. LIMITATION OF CCEC LIABILITY: If CCEC fails to perform its services hereunder, its entire liability to the Company shall not exceed the lesser of
(a) the amount of each  compensation  CCEC has received  from the Company  under
Section 4 of this Agreement or (b) the actual damage to the Company as a result of such non-performance.
IN NO EVENT WILL CCEC BE LIABLE FOR ANY INDIRECT, SPECIAL OR
CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY

BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT FROM THE USE, BY CCEC, OF INFORMATION NOT AUTHORIZED BY THE COMPANY.

9. OWNERSHIP OF MATERIALS: All right, title and interest in and to materials to be produced by CCEC in connection with the contract and other services to be rendered under this Agreement shall be and remain the sole and exclusive property of CCEC, except that if the Company performs fully and timely its obligations hereunder, it shall be entitled to receive upon written request, one hundred (100) copies of all such materials.

10. CONFIDENTIALITY: Until such time as the same may become publicly known, CCEC agrees that any confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon written request of the Company all materials, original documentation provided by the Company will be returned to it. CCEC will, however, require Confidentiality Agreements from its own employees and from contractors CCEC reasonably believes will come in contact with confidential material.

11. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail, express mail or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to CCEC at:              Suite 100
                                                    2301 Maitland Center Parkway
                                                     Maitland, FL 32751

and to the Company at:                               528 Oritan Avenue
                                                     Ridgefield, NJ 07657

Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

12. SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and the Agreement shall be construed as if such provision had never been contained herein.

13. ARBITRATION: Any controversy or claim arising out of or relating to the Agent Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

14.      MISCELLANEOUS:
                  (A) EFFECTIVE DATE OF REPRESENTATIONS: Shall be no later than the date CCEC is prepared to distribute letters and/or brochures pursuant to the contract.
                  (B) GOVERNING LAW: This Agreement shall be governed by and interpreted under the laws of the State of Florida where CCEC has been organized and this Agreement has been accepted by CCEC:
                  (C) CURRENCY: In all instances, references to dollars shall be deemed to be United States Dollars.
                  (D) MULTIPLE COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

All parties agree that signatures sent by facsimile transmission are legally binding. Executed as a sealed instrument as of the last day and year shown hereunder.

CONFIRMED AND AGREED ON THE 30th DAY OF APRIL, 1997

CONTINENTAL CAPITAL & EQUITY CORP.

By: /s/ Andrea Strittmatter                       /s/ Pam Brecia
      CCEC Representative                         CCEC Officer



           Witness                                     Witness


CONFIRMED AND AGREED ON THE 30TH DAY OF APRIL, 1997

THERMO-MIZER ENVIRONMENTAL CORP.

By:      /s/Jon J. Darcy, Pres.                  /s/Edward Heil
          Duly Authorized                           Witness




sws\thermo\ccec.agr

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                           Exhibit 10(k)
                                    OPTION AGREEMENT



                  OPTION AGREEMENT dated as of ________, l997 between Thermo-Mizer Environmental Corp., a Delaware corporation (the "Corporation"),
and       ___________________,       an       individual       residing       at
______________________________ (the "Optionee").

                                 R E C I T A L S
                  WHEREAS,  the Corporation desires to grant to the Optionee the right and option to purchase up to the option (the "Option") to purchase up to _______ shares (the "Shares"), at a price of $.10 per Share., on the terms and subject to the conditions hereinafter set forth;
                  WHEREAS,  the Option evidences the plan to issue non-qualified stock options to officers, directors and employees adopted by the Board of Directors of the Corporation in May 1997.
                  NOW, THEREFORE,  in consideration of the receipt of$1.00,  and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:
                  SECTION 1  Option To Purchase Shares.
                                    (a) The Corporation grants to the Optionee
the right and option (collectively, the "Option") to purchase from the Corporation ______ Shares at a

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price of $.10 per Share (the "Option Price").
The   Corporation   has  registered  the  __________   shares  of  Common  Stock
(collectively the "Securities") on Form S-8 for the issuance and resale thereof in accordance with the Securities Act of 1933, as amended (the "Act").
         The Option may be exercised with respect to ______ Shares for a period commencing upon the date hereof and terminating five years from the date hereof.. Upon exercise of the Option, the Corporation shall deliver to Optionee certificates representing the Shares subject to such exercise.
                           (b)        The Option may be exercised by the
Optionee with respect to the Shares by delivery to the Corporation, of a written notice (the "Option Notice"), which Option Notice shall state such holder's intention to exercise the Option, the Closing Date on which the holder proposes to purchase the Option Shares (the "Closing Date") and the number of Shares to be purchased on the Closing Date, which Closing Date shall be no later than 30 days nor earlier than l0 days following the date of the Option Notice. Upon receipt by the Corporation of an Option Notice from the holder of this Option, the Corporation shall be obligated to sell, and the holder of this Option shall be obligated to purchase, that number of Shares to be purchased on the Closing Date set forth in the Option Notice.
                           (c)  The purchase and sale of Shares acquired
pursuant to the terms
of this Agreement shall be made on the Closing Date at the offices of the Corporation. Delivery of the stock certificate or other instruments registered in the name of Optionee ,evidencing the Shares being purchased on the Closing Date, shall be made by the

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Corporation  to  Optionee  on the  Closing  Date  against  the  delivery  to the
Corporation of a check in the full amount of the aggregate purchase price therefor.
                           SECTION 2.  Reorganizations; Mergers; Sales; Etc.
If, at any
time during the Option Period, there shall be any capital reorganization, reclassification of common stock (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a
stock  dividend  or  subdivision,   split-up  or  combination  of  shares),  the
consolidation or merger of the Corporation with or into another corporation or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation or person, this Option shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if such holder would have been entitled if such holder had held shares of common stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.
The  provisions  of  this  Section  2  shall   similarly   apply  to  successive
reorganizations, reclassifications, consolidations, mergers and sales.
                  SECTION 3.  Adjustment of Shares and Option Price.
                                    (a)  The number of Shares subject to this
Option during the
Option Period shall be cumulative as to all prior dates of calculation and shall be adjusted

                                                    17

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for any stock dividend, subdivision, split-up or combination of common stock.
                                    (b)  The Option Price shall be subject to
adjustment from time to time as follows:
                                            (i)  If, at any time during the
Option Period, the number of shares of common stock outstanding is increased by a stock dividend payable in shares of common stock, then, immediately following the record date fixed for the determination of holders of shares of common stock entitled to receive such stock dividend, subdivision or split-up, the Option Price shall be appropriately decreased so that the number of Shares included in the Shares issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

                                            (ii)  If, at any time during the
Option Period, the
number of shares of common stock outstanding is decreased by a combination of outstanding shares of common stock, then, immediately following the record date for such combination, the Option Price shall be appropriately increased so that the number of Shares issuable upon the exercise hereof shall be decreased in outstanding shares.
                  SECTION 4.  Transfer of Option; Successors and Assigns.
                           This Agreement and all the rights hereunder shall be
binding upon
and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.
                  SECTION 5. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by telecopy, overnight courier or registered mail, postage prepaid, return receipt requested,

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



addressed as follows:
                  If to the Corporation, to:
                  Thermo-Mizer Environmental Corp.
                  528 Oritan Avenue
                  Ridgefield, New Jersey 06757

                  With a copy to:

                         McLaughlin & Stern LLP
                         260 Madison Avenue
                         New York, New York  l0016
                        Attention:  Steven W. Schuster, Esq.

                         If to the Optionee: to:





or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If delivered personally, by courier or telecopy, such notice shall be deemed given when delivered. If mailed as aforesaid, any such communication shall be deemed to have been given on the third business day following the day on which the piece of mail containing such communication is posted.

                SECTION 6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

                           SECTION 7.  Entire Agreement .  This Agreement
contains the
entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previously written or oral negotiations, commitments, representations and agreements.

                           SECTION 8.  Execution in Counterpart.  This
Agreement may
be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  SECTION 9. Amendments and Modifications. This
Agreement, or any provision hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.



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     IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed and delivered as of the date first above written.
                           THERMO-MIZER ENVIRONMENTAL CORP..


                            By: ____________________
                                            Jon Darcy
                                            President

                                            -------------------------
                                            Optionee

op,dirl.512


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